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                                                                    EXHIBIT 4.11
                              STOCK OPTION PLAN

                                      OF

                              AMERIHEALTH, INC.

                                  ARTICLE I

                                   GENERAL

1.1      Purpose

         The purpose of this Stock Option Plan (the "Plan") is to provide for the officers, certain directors and the key employees of AmeriHealth, Inc. (the "Corporation") an incentive (i) to join and remain in the service of the Corporation, (ii) to maintain and enhance the Corporation's long-term performance and profitability, and (iii) to encourage ownership by the Corporation's officers, directors and key employees of common stock of the Corporation.

1.2      Administration

         (a) The Plan shall be administered by an Incentive Plan Committee, which shall consist of not less than three persons (some or all of whom may, but need not, be directors) having full authority to act in such capacities (the "Committee"). The members of the Committee shall be appointed by, and may be changed from time to time in the discretion of, the Board of Directors of the Corporation.

         (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Plan agreements executed pursuant to Section 2.3, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

         (c) The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive.

         (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

1.3      Persons Eligible for Awards

         Awards under the Plan may be made to such officers, directors and executive, managerial or professional employees ("key personnel") of the Corporation, as the Committee shall in its sole discretion select. The Committee may from time to time in its sole discretion determine that any key persons shall be ineligible to receive awards under the Plan.





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1.4      Types of Awards Under Plan

         Awards made under the Plan shall be in the form of stock options, as more fully set forth in Article II.

1.5      Shares Available for Awards

         (a) Shares of Stock ("Shares") that shall be transferable pursuant to options under the Plan shall be authorized and unissued or treasury shares of the common stock of the Corporation as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

         (b) (i) Subject to Section 3.5, the aggregate number of Shares which may be transferred pursuant to options under the Plan shall not exceed

                 (ii) In the event that, as of the date of the termination or expiration of any option, any Shares subject thereto shall not have been transferred, then the number of such Shares which shall not have been transferred shall again become available for the purposes of the Plan.

                 (ii)[sic] Alternative options to which the same Shares are subject may be granted to a grantee; the exercise by such a grantee of all or any part of any such alternative option shall cause the number of Shares subject to such grantee's remaining alternative option(s) to be reduced by the number of Shares in respect of which such option shall have been exercised.

1.6      Definition of Fair Market Value

         The term "fair market value" as used herein as of any date and in respect of any Share means the mean between the bona fide bid and asked prices as reported on the NASDAQ/OTC system on such date, or if none, the mean between the bona fide bid and asked prices (as reported on such system) on the date nearest such date on which bona fide bid and asked prices are available, provided, if such means, in the opinion of the Committee, do not reflect the actual fair market value of Shares as of such date, the Committee in its discretion shall determine fair market value of the Shares making such reasonable modification to Such available bid and asked prices as it shall determine and taking into account other relevant facts and elements of value.

                                   ARTICLE II

                                 STOCK OPTIONS
2.1      Grant of Stock Options

         The Committee may grant options under the Plan to purchase Shares to such key personnel, and in such amounts and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of this Plan.





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2.2      Agreements Evidencing Stock Options

         (a) Options granted under the Plan shall be evidenced by written agreements ("Plan agreements") which shall not be inconsistent with the terms and provisions of the Plan, and which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. Each grantee accepting an award pursuant to this Plan shall agree that each such award shall be subject to all of the terms and provisions of this Plan, including but not limited to the provisions of Section 1.2(d).

         (b) Each Plan agreement with respect to the granting of an option shall set forth the number of Shares subject to the option granted thereby.

         (c) Each Plan agreement shall set forth the amount (the "option exercise price") payable by the optionee to the Corporation upon exercise of the option evidenced thereby. The option exercise price per Share shall in no event be less than 100% of the fair market value of a Share on the date the option is granted.

2.3      Term of Options

         Each Plan agreement shall set forth the period during which the options evidenced thereby shall be exercisable, whether in whole or in part, such periods to be determined by the Committee in its discretion; provided that, notwithstanding the foregoing or any other provision of the Plan, no option shall be exercisable (i) prior to the first anniversary of the date of grant, or (ii) more than 10 years after the date of grant.

2.4      Exercise of Options

         Subject to the provisions of this Article II, each option granted under the Plan shall be exercisable as determined by the Committee, provided:

         (a) Once an installment becomes exercisable, it shall remain exercisable until expiration, surrender or termination of the option.

         (b) An option granted under the Plan may be exercised from time to time as to all or part of the Shares as to which such option shall then be exercisable; provided that--

                          (i) An option shall be exercisable by the filing of a
                 written notice of exercise, specifying the number of Shares to be purchased, with the Corporation, on such form and in such manner as the Committee shall in its sole discretion prescribe.

                          (ii) Any written notice of exercise of an option
                 shall be accompanied by payment of the full purchase price for the Shares being purchased. Payment shall be made by certified or official bank check or the equivalent thereof acceptable to the Corporation. As soon as practicable after receipt of such payment, the Corporation shall, subject to the provisions of
                 Section 3.2, deliver to the optionee a certificate or certificates for such Shares.





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2.5      Termination of Employment or Service; Death

         (a) Except to the extent otherwise provided in Section 2.5(b) or 2.5(c), all options granted to a grantee (and not theretofore exercised) shall terminate upon his termination of employment or service for any reason (including death). The Committee may in its discretion determine (i) whether any leave of absence constitutes a termination of employment or service within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to a grantee who takes such leave of absence.

         (b) If a grantee's employment or service terminates for any reason other than death, dismissal for cause or resignation from employment without the Corporation's prior consent, such grantee may, but only within 90 days after his employment or service terminates, exercise any option granted to him under the Plan to the extent that he was entitled to exercise such option on the date his employment or service terminated.

         (c) In the event that a grantee dies while in the employ or service of the Corporation, or during the 90-day period after his employment or service terminates for any reason other than dismissal for cause or resignation from employment without the Corporation's prior consent, any option granted to such grantee under the Plan shall be exercisable, but only within one year after the date of his death, to the extent that such optionee was entitled to exercise such option on the date of his death. Any such exercised following the grantee's death may be made only by such grantee's personal representative unless the grantee's will specifically disposes of such option, in which case such exercise shall be made only by the recipient of such specific disposition.

         (d) Notwithstanding the provisions of Section 2.5(b) and 2.5(c), in no event shall any option be exercisable more than 10 years after the date of grant of such option.

                                  ARTICLE III

                                 MISCELLANEOUS

3.1      Amendment of the Plan; Modification of Awards

         (a) The Board of Directors of the Corporation may from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or unpair any rights or obligations under any award theretofore made under the Plan without the consent of the person to whom such award was made. Furthermore, except as and to the extent otherwise permitted by Section 3.5 or 3.11, no such amendment shall:

                 (i) increase, beyond the amounts set forth in Section 1.5, the number of Shares which may be transferred pursuant to options;

                 (ii) change the designation in Section 1.3 of the class of persons eligible to receive awards under the Plan;

                 (iii) provide for the grant of options having an option exercise price per Share less than the fair market value of a Share on the date of grant;

                 (iv) permit an option to be exercisable less than one year or more than 10 years after the date of grant; or





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                 (v) entend [sic] the term of the Plan beyond the period set forth in Section 3.13(b).

         (b) With the consent of the grantee and subject to the terms and conditions of the Plan (including Section 3.1(a)), the Committee may amend outstanding Plan agreements with such grantee.

3.2      Restrictions

         (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of Shares or other rights thereunder or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

         (b) The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the optionee or grantee with respect to the disposition of Shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3      Nonassignability

         No right granted to any optionee under the Plan or under any Plan agreement shall be assignable or transferable other than by will or by the laws of descent and distribution. During the life of the optionee, all rights granted to the optionee under the Plan or under any Plan agreement shall be exercisable only by him or by his guardian or legal representative.

3.4      Withholding Taxes

         Whenever under the Plan Shares are to be delivered upon exercise of an option, the Corporation shall be entitled to require as a condition of delivery that the optionee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

3.5      Adjustments Upon Changes in Capitalization

         The number of Shares which may be transferred pursuant to options under the Plan, the number of Shares subject to options theretofore granted under the Plan, and the option exercise price of options theretofore granted under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from the subdivision or combination





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of Shares or other capital adjustments, or the payment of a stock dividend after the effective date of this Plan, or other increase or decrease in such shares effected without receipt of consideration by the Corporation; provided, however, that no adjustment shall be made unless the aggregate effect of all such increases and decreases occurring in any one fiscal year after the effective date of this Plan will increase or decrease the number of issued shares by 5% or more; and, provided further, that any options to purchase fractional Shares resulting from any such adjustment shall be eliminated.

         Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

3.6      Right of Discharge Reserved

         Nothing in the Plan or in any Plan agreement shall confer upon any officer, director, employee or other person the right to continue in the employment or service of the Corporation or any of its subsidiaries or affect any right which the company or any of its subsidiaries may have to terminate the employment or service of such officer, director, employee or other person.

3.7      No Rights as a Stockholder

         No optionee or other person exercising an option shall have any of the rights of a stockholder of the Corporation with respect to Shares subject to an option until the issuance of a stock certificate to him for such Shares. Except as otherwise provided in Paragraph 3.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

3.8      Nature of Payments

         (a) Any and all payments of Shares shall be granted, transferred or paid in consideration of services performed for the Corporation by the grantee.

         (b) All such grants and issuances constitute a special incentive payment to the grantee and shall not, unless otherwise determined by the Committee, be taken into account in computing the amount of salary or compensation of the grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Corporation or any subsidiary or (ii) any agreement between the Corporation or any subsidiary, on the one hand, and the grantee on the other hand.

3.9      Non-Uniform Determinations

         The Committee's determination under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons ae [sic] similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective





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determinations, and to enter into non-uniform and selective Plan agreements, as to (i) the persons to receive awards under the Plan, (ii) the terms and provisions of awards under the Plan, and (iii) the treatment of leaves of absence pursuant to Section 2.5(a).

3.10     Other Payments or Awards

         Nothing contained in the Plan shall be deemed in any way to limit or restrict the Corporation, any subsidiary or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11     Reorganization

         (a) In the event that the Corporation is merged or consolidated with another corporation and (i) the Corporation is not the surviving corporation or
(ii) the Corporation shall be the surviving corporation and there shall be any change in the Shares by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Corporation are acquired by another corporation, or in the event of the reorganization or liquidation of the Corporation (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board of Directors of the Corporation shall propose that the Corporation enter into a Reorganization Event, then the Committee may in its discretion take any or all of the following actions:

                          (i) by written notice to each grantee, provide that
his option will be terminated unless exercised within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice; and

                          (ii) advance the dates upon which any or all
outstanding options shall be exercisable.

         (b) Whenever deemed appropriate by the Committee, any action referred to in Section 3.11(a) may be made conditional upon the consummation of the applicable Reorganization Event.

3.12     Section Headings

         The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

3.13     Effective Date and Term of Plan

         (a) The Plan shall become effective upon the approval thereof by the affirmative votes of a majority of the members of the Board of Directors of the Corporation.

         (b) The Plan shall terminate 10 years after the date on which it becomes effective, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan.





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